UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 11, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 17.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Directors
On May 11, 2006, the Board of Directors of Sun New Media, Inc. (the “Registrant”) appointed Mr. Yang Qi a director of the Registrant.
On May 11, 2006, the Board of Directors the Registrant appointed Mr. William Adamapoulos a director of the Registrant.
A copy of the press release announcing the appointments of Messrs. Qi and Adamapoulous as directors of the Registrant is attached hereto as Exhibit 99.1.
On January 27, 2006, pursuant to a Sale and Purchase agreement (the “Purchase Agreement”) dated November 22, 2005 by and among the Registrant, Yang Qi, Mao Quan Yi and Wu Bing Wei (collectively, the “Sellers”), the Registrant acquired 100% of the issued and outstanding shares of China Focus Channel Development (HK) Ltd in exchange for 14,900,000 shares of the Registrant’s common stock. A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 22, 2005.
The terms of the Purchase Agreement also provide that the Registrant will issue an additional 2,000,000 shares of its common stock to the Sellers upon the occurrence of each of the following events: a) the audited net profits after tax of SFC are at least $4.5 million for the fiscal year ending December 31, 2006; b) the audited net profits after tax of SFC are at least $5.0 million for the fiscal year ending December 31, 2007; and the audited net profits of SFC for the fiscal year ending January 1, 2008 are at least $5.5 million. In the event that the audited net profits are less than the targeted amounts for each such fiscal year, the Sellers shall either deliver to the Registrant the cash value of the shortfall, or forfeit their rights to receive the shares of the Registrant’s common stock.
Resignation of Director
Effective May 11, 2006, Mr. Chauncey Shey resigned from the Board of Directors of the Registrant and will continue his affiliation with the Registrant as a member of its advisory board. In departing from his current relationship with the Registrant, Mr. Shey expressed no disagreement with the Registrant on any matter relating to the Registrant’s business.
The resignation letter of Mr. Chauncey Shey is attached as Exhibit 17.1.
Item 9.01 Financial Statements and Exhibits
      (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 11, 2006 announcing appointment of new board members

17.1	Resignation Letter of Mr. Chauncey Shey

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 11, 2006 announcing appointment of new board members

17.1	Resignation Letter of Mr. Chauncey Shey